                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY


                                  $150,000,000

                         SYBRON DENTAL SPECIALTIES, INC.

                    8.125% SENIOR SUBORDINATED NOTES DUE 2012


                     AMENDED AND RESTATED PURCHASE AGREEMENT

                                                        Dated as of May 22, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
ROBERT W. BAIRD & CO. INCORPORATED
CREDIT LYONNAIS SECURITIES (USA) INC
FLEET SECURITIES, INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC,
    As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
              New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. This Amended and Restated Purchase Agreement amends and restates in its entirety the Purchase Agreement dated May 22, 2002 between Sybron Dental Specialties, Inc. and the several initial purchasers named therein. Sybron Dental Specialties, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named on Schedule A hereto (the "Purchasers") $150,000,000 principal amount of its 8.125% Senior Subordinated Notes Due 2012 ("OFFERED SECURITIES"). The Offered Securities are to be issued under an indenture (the "INDENTURE"), between the Company, the Subsidiary Guarantors (as defined below) and Wilmington Trust Company, or such other trustee acceptable to the Company and the Initial Purchasers, as Trustee on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT"). The Offered Securities will be guaranteed (the "SUBSIDIARY GUARANTEE") by each of the entities listed on Schedule B hereto (each a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS"). The Company and the Subsidiary Guarantors hereby agree with the several Purchasers as follows:

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8.125% Senior Subordinated Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantees thereof and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities

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and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

         2. Representations and Warranties of the Company and Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors represents and warrants to, and agrees with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company and the Subsidiary Guarantors. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with the documents listed on Schedule C hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Subsidiary Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                      (d) The Subsidiary Guarantee has been duly authorized by such Subsidiary Guarantor, and has been duly executed and delivered by each such Subsidiary Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Subsidiary Guarantor will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent

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         transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e) The Subsidiary Guarantee has been duly authorized by such Subsidiary Guarantor; and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business properties or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (g) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (h) The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Company.

                  (i) Each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company ("SIGNIFICANT SUBSIDIARY") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens thereon created pursuant to the Credit Agreement dated as of November 28, 2000, as amended, among the Company, certain of its subsidiaries, ABN AMRO N.V. and the other lenders party thereto and, upon the termination of such Credit Agreement, liens created pursuant to the credit facility to be dated on or before the Closing Date among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, Credit Suisse First Boston, as administrative agent and arranger, and the syndication agent and documentation agents, named therein (the "New Credit Facility").

                  (j) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

                  (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the

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         Offered Securities by the Company, except for the order of the
         Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

                  (l) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company.

                  (n) The Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

                  (o) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (p) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. The Company has no material manufacturing, distribution or other facilities in any state of the U.S. other than the State of California.

                  (q) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (r) There are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

                  (s) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

                  (u) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

                  (v) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (w) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings have been threatened to the Company or, to the Company's knowledge, contemplated.

                  (x) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (y) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (z) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  (aa) None of the Company or any Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and none of the Company or any Subsidiary Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (bb) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (cc) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Subsidiary Guarantor's retaining any rating assigned to the Company or any Subsidiary Guarantor, any securities of the Company or any Subsidiary Guarantor or (ii) has indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor.

                  (dd) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Subsidiary Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (ee) None of the Company, the Subsidiary Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Offered Securities or the Subsidiary Guarantees.

                  (ff) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (gg) No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales (as defined below) in each case assuming the accuracy of the Purchasers' representations set forth in Section 4 hereof.

                  (hh) Assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof, it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof plus accrued interest from June 6, 2002 to the Closing Date (as hereinafter defined) the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Sybron Dental Specialties, Inc. at the office of Davis Polk & Wardwell at 10:00 A.M. (New York time), on June 6, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above offices of Davis Polk & Wardwell at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers.

         (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act (the "EXEMPT RESALES"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

         (d) Each Purchaser severally agrees that it and each of its affiliates has not offered or sold and will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (e) Each Purchaser severally agrees that it and each of its affiliates has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Subsidiary Guarantors; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.


         5. Certain Agreements of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors, jointly and severally, agree with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which will not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                      (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

                  (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (f) During the period of two years after the Closing Date, none of the Company or any Subsidiary Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the Investment Company Act.

                  (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture and the Registration Rights Agreement including (i) the fees and expenses of Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions (in the United States) as CSFBC designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vii) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

                  (h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, without the prior written consent of CSFBC, which shall not be unreasonably withheld. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities to the Purchasers.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                      (i) In their opinion the financial statements examined by
                  them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                      (ii) they have performed the procedures specified by the
                  American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

                      (iii) on the basis of the review referred to in clause
                  (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements included in
                      the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance sheet
                      read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                           (C) for the period from the closing date of the
                      latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter;

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFBC is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Quarles & Brady LLP, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in the State of California;

                           (ii) The Indenture has been duly authorized by all
                  necessary corporate action and has been duly executed and delivered by the Company; the Offered Securities have been duly authorized by all necessary corporate action and have been duly executed, issued and delivered by the Company; the Offered Securities conform in all material respects to the description thereof contained in the Offering Document; and the Indenture (when duly executed and delivered by the Trustee) and the Offered Securities (when they are duly authenticated by the Trustee) constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iii) The Indenture conforms in all material respects
                  to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                           (iv) The Exchange Securities have been duly
                  authorized by all necessary corporate action by the Company; and when the Exchange Securities are executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (v) None of the Company or any Subsidiary Guarantor
                  is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) Each Subsidiary Guarantee has been duly
                  authorized by such Subsidiary Guarantor, and has been duly executed and delivered by such Subsidiary Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Subsidiary Guarantor will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (viii) When the Exchange Securities have been issued,
                  executed, authenticated and exchanged in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (ix) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, and is a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to
                  (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (ii) limitations on enforceability of indemnity and contribution claims under applicable securities laws and public policy relating thereto;

                           (x) No registration under the Securities Act of the
                  Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales, in each case assuming the accuracy of the Purchasers' representations set forth in Section 4 hereof;

                           (xii) The statements under the caption "Description
                  of Notes" in the Offering Circular are accurate in all material respects and fairly present the information required to be shown; nothing has come to the attention of such counsel that caused such counsel to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports.

                           For purposes of rendering the opinion in the
                  foregoing clauses (ii), (iv), (vii), (viii) and (ix) to the effect that the respective agreements and instruments constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, such counsel may assume that notwithstanding the choice of law clause to the contrary, the applicable governing law is the internal law of the state of Wisconsin, without regard to conflicts of law principles.

                  (d) The Purchasers shall have received an opinion, dated the Closing Date, of Stephen J. Tomassi, General Counsel of the Company, that:

                           (i) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective;

                           (ii) The execution, delivery and performance of the
                  Indenture, this Agreement, and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (iii) Except as disclosed in the Offering Circular,
                  there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties: (x) that, if determined adversely to the Company or any of its subsidiaries, would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement, and, to such counsel's knowledge, no such actions, suits or proceedings are threatened or contemplated or (y) in respect of which such counsel believes there is a reasonable possibility of an adverse outcome which would, individually or in the aggregate, have a Material Adverse Effect or are otherwise material in the context of the sale of the Offered Securities;

                           (iv) The descriptions in the Offering Circular under
                  the caption "Business -- Patents, Trademarks and licenses"; "Business -- Regulation"; "Business -- Transactions and Agreements between Apogent and Sybron Dental"; "Business -- Legal Proceedings"; "Description of the New Credit Facility" and "Description of Notes" are accurate and fairly present the information required to be shown; such counsel has no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports.

                  (e) The Purchasers shall have received from Davis Polk & Wardwell, counsel for the Purchasers, such customary opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (h) (i) Each material condition to the closing of the New Credit Facility shall have been satisfied (or, with the consent of the Purchasers, waived in accordance with the terms of the New Credit Facility), (ii) at the Closing Date, no event of default or event that, with the giving of notice or lapse of time, or both, would constitute an event of default under the New Credit Facility shall have occurred and be continuing, and (iii) the closing under the New Credit Facility shall have been consummated, and the Purchasers shall have received evidence reasonably satisfactory to them of such closing.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third paragraph, the ninth paragraph (third and fourth sentences only), the tenth paragraph and eleventh paragraph under the caption "Plan of Distribution"; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1717 West Collins Ave., Orange, CA 92867, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of
Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                               Very truly yours,

                                      SYBRON DENTAL SPECIALTIES, INC.

                                      By /s/ Stephen J. Tomassi
                                         Name: Stephen  J. Tomassi
                                         Title: Vice President, General Counsel
                                         and Secretary


                                      SYBRON DENTAL MANAGEMENT, INC.

                                      By /s/ Gregory D. Waller
                                         Name:  Gregory D. Waller
                                         Title: Treasurer


                                      LRS ACQUISITION CORP.

                                      By /s/ William P. Cumming
                                         Name: William P. Cumming
                                         Title: Treasurer



                                      ORMCO CORPORATION

                                      By /s/ William P. Cumming
                                         Name: William P. Cumming
                                         Title: Treasurer



                                      ALLESEE ORTHODONTIC APPLIANCES, INC.

                                      By /s/ William P. Cumming
                                         Name: William P. Cumming
                                         Title: Treasurer


                                      KERR CORPORATION

                                      By /s/ Steven Dunkerken
                                         Name: Steven Dunkerken
                                         Title: Treasurer


                                      METREX RESEARCH CORPORATION

                                      By /s/ Kami Latimer
                                         Name: Kami Latimer
                                         Title: Secretary

                                      SYBRON CANADA HOLDINGS, INC.

                                      By /s/ Steven Dunkerken
                                         Name: Steven Dunkerken
                                         Title: Treasurer


                                      PINNACLE PRODUCTS, INC.

                                      By /s/ Steven Dunkerken
                                         Name: Steven Dunkerken
                                         Title: Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.



     CREDIT SUISSE FIRST BOSTON CORPORATION

     LEHMAN BROTHERS INC.

     GOLDMAN, SACHS & CO.

     ROBERT W. BAIRD & CO. INCORPORATED

     CREDIT LYONNAIS SECURITIES (USA) INC


         Acting on behalf of themselves and as the Representatives of the several Purchasers.

     By  CREDIT SUISSE FIRST BOSTON CORPORATION


       By   /s/ Colleen A. Burke
         ---------------------------
         Name:  Colleen A. Burke
         Title: Managing Director

                                   SCHEDULE A



                                                                                 PRINCIPAL AMOUNT OF
                                                                                 OFFERED SECURITIES
                                                                                 ------------------
         PURCHASER
         ---------


Credit Suisse First Boston Corporation..................................               $61,250,000
Lehman Brothers Inc.....................................................               $50,000,000
Goldman, Sachs & Co.....................................................               $12,500,000
Robert W. Baird & Co. Incorporated......................................                $6,250,000
Credit Lyonnais Securities (USA) Inc....................................                $6,666,667
Fleet Securities, Inc. .................................................                $6,666,667
Tokyo-Mitsubishi International plc .....................................                $6,666,666







                                                                                       ------------
                           Total........................................               $150,000,000
                                                                                       ============

                                   SCHEDULE B


                          GUARANTORS OF THE SECURITIES


Subsidiary                                                                      Jurisdiction
----------                                                                      ------------
Sybron Dental Management, Inc.                                                  Delaware
LRS Acquisition Corp.                                                           Delaware
Ormco Corporation                                                               Delaware
Allesee Orthodontic Appliances, Inc.                                            Wisconsin
Kerr Corporation                                                                Delaware
Metrex Research Corporation                                                     Wisconsin
Sybron Canada Holdings, Inc.                                                    Delaware
Pinnacle Products, Inc.                                                         Wisconsin

                                   SCHEDULE C

                                      None

                                   SCHEDULE D

       DIRECT AND INDIRECT SUBSIDIARIES OF SYBRON DENTAL SPECIALTIES, INC.

Subsidiary                                                                      Jurisdiction
----------                                                                      ------------
Sybron Dental Management, Inc.                                                  Delaware

LRS Acquisition Corp.                                                           Delaware
Ormco Corporation                                                               Delaware
Allesee Orthodontic Appliances, Inc.                                            Wisconsin
Maquiladora Aci-Mex, S.A. de C.V.                                               Mexico
Ormco B.V.                                                                      The Netherlands
Ormco Europe B.V.                                                               The Netherlands
Ormco de Mexico, S.A. de C.V.                                                   Mexico
Ormco (Europe) AG                                                               Switzerland
Ormco GmbH                                                                      Germany
Ormco Pty. Limited                                                              Australia
Ormex S.A. de C.V.                                                              Mexico
Socodent S.A.                                                                   France
Aida International                                                              France
Ormodent Belgique, S.A.                                                         Belgium
Ormodent L.D.A.                                                                 Portugal
Ormodent S.A.                                                                   France
SDS de Mexico, S.A. de C.V.                                                     Mexico
Kerr Corporation                                                                Delaware
Kerr Australia Pty. Limited                                                     New South Wales
Kerr (Europe) A.G.                                                              Switzerland
Kerr GmbH                                                                       Germany
Kerr Italia S.p.A.                                                              Italy
Metrex Research Corporation                                                     Wisconsin
Sybron Dental Specialties Japan, Inc.                                           Japan
Sybron Canada Limited                                                           Canada
Sybron Canada Holdings, Inc.                                                    Delaware
Sybron Canada Limited Partner Company                                           Nova Scotia
Sybron Canada General Partner Company                                           Nova Scotia
Sybron Canada Funding Limited Partnership                                       Nova Scotia
Hawe Neos Holding Company SA                                                    Switzerland
Hawe Neos Dental SA                                                             Switzerland
Indentoflex AG                                                                  Switzerland
Kerr U.K. Limited                                                               England
Analytic Endodontics U.K. Ltd.                                                  England
Pinnacle Products, Inc.                                                         Wisconsin